                                                                      EXHIBIT 23


                        CONSENT OF INDEPENDENT AUDITORS



The Board of Directors
Research Engineers, Inc. and Subsidiaries:


We consent to incorporation by reference in the Registration Statement (Nos. 333-29747) on Form S-8 of Research Engineers, Inc. of our report dated May 13, 1998, relating to the consolidated balance sheet of Research Engineers, Inc. and subsidiaries as of March 31, 1998, and the related consolidated statements of income, stockholders' equity and cash flows for each of the years in the two-year period ended March 31, 1998, which report appears in the March 31, 1998 annual report on Form 10-KSB of Research Engineers, Inc.


Orange County, California
June 29, 1998